Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Silver Reserve Corp. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-KSB for the year ended June 30, 2007 (the “Form 10-KSB”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 26, 2007

/s/ Todd D. Montgomery
Todd D. Montgomery, CEO and Director (Chief Executive Officer of Silver Reserve Corp.)

Dated: September 26, 2007

/s/ Randal Ludwar
Randal Ludwar, Chief Financial Officer (Chief Financial Officer of Silver Reserve Corp.)

A signed original of this written statement required by Section 906 has been provided to Silver Reserve Corp. and will be retained by Silver Reserve Corp. and furnished to the Securities and Exchange Commission or its staff upon request.